Exhibit 1.01

Intuit Inc.
Conflict Minerals Report
For The Year Ended December 31, 2017

Conflict Minerals Rule

This Conflict Minerals Report (the “CMR”) of Intuit Inc. ("Intuit") for the year ended December 31, 2017 is presented to comply with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Rule 13p-1 imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) registrants that manufacture or contract to manufacture products containing certain minerals which are necessary to the functionality or production of those products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). Rule 13p-1 focuses on 3TG originating from the Democratic Republic of Congo (“DRC”) and nine adjoining countries (together, the “Covered Countries”). If, based on a Reasonable Country of Origin Inquiry (“RCOI”), a registrant has reason to believe that any of the necessary Conflict Minerals contained in its products may have originated in the Covered Countries and may not be from recycled or scrap sources, then the registrant must exercise due diligence on such Conflict Minerals’ source and chain of custody.

Company overview

Intuit helps consumers, small businesses and the self-employed prosper by delivering financial management and compliance products and services. Our flagship brands, QuickBooks and TurboTax, help customers run their small businesses, pay employees and bills, separate business and personal expenses, track their money, and file income taxes ("Core Products"). Intuit's Core Products account for over 95% of its total annual revenue. These offerings include software products distributed through downloading, cloud-based services and CDs. In addition to these core software offerings, Intuit also contracts to manufacture a bluetooth card reader and a payment dongle that connects to smart phones, tablets and bluetooth card readers and allows merchants to process credit card payments (the “Intuit Payment Devices”).

Conflict Minerals Rule Applicability

Intuit has reviewed the products it manufactures or contracts to manufacture and has confirmed that none of its Core Products described above contain Conflict Minerals. For the 2017 reporting period, the Intuit Payments Devices are the only products that Intuit contracted to manufacture which contain Conflict Minerals that are necessary to their functionality or production. This Conflict Minerals Report ("CMR") relates to the due diligence process undertaken for the Intuit Payment Devices.

Intuit contracts to manufacture the Intuit Payment Devices with two direct suppliers (the "Tier One Suppliers"). Intuit does not directly purchase raw minerals, including 3TG, and is many steps removed from the mines, smelters and refiners that supply the conflict minerals contained in the Intuit Payment Devices.

Statements in this CMR are based on our due diligence activities performed in good faith for the calendar year 2017. Factors that could affect the accuracy of the statements in this CMR include but are not limited to, incomplete supplier or smelter data available through suppliers or smelters, on-going certification of smelters, continued guidance or amendments to the Conflict Minerals Rule and other factors.

Reasonable Country of Origin Inquiry

Intuit conducted a RCOI to determine whether any of the necessary Conflict Minerals in the Intuit Payment Devices originated in the Covered Countries, or were Conflict Minerals from recycled or scrap sources by surveying our supply base for the Intuit Payment Devices. Based on its RCOI, Intuit was unable to determine that such Conflict Minerals did not originate in the Covered Countries or came from recycled or scrap sources, and, accordingly, we conducted due diligence on the source and chain of custody of such Conflict Minerals, as discussed below.

Due Diligence Program

Intuit's due diligence program was designed to conform, in all material respects, to the five-step framework laid out in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (the "OECD Guidance"). Below is a summary of the design of our due diligence program as it relates to the five-step framework under the OECD Guidance.

Step 1: Establish Strong Company Management Systems

Intuit has established strong company management systems relating to conflict minerals. In January 2013, we formed a dedicated working group comprised of subject matter experts within the Supply Chain organization and Legal teams, and this working group has met regularly since its formation. The working group reports regularly on progress to a disclosure committee of senior executives, including the Chief Financial Officer, Chief Accounting Officer and General Counsel, and also updates the Audit and Risk Committee of the Board of Directors. Management has also developed a Conflict Minerals Policy that is posted at http://www.intuit.com/company/strategic-sourcing/supplier-policies/conflict-minerals/ to clearly communicate Intuit’s commitment to developing and maintaining a conflict free mineral supply chain to its suppliers and the public.

In addition, in order to improve on the quality of information provided by its supply chain, Intuit has already amended its agreements with its suppliers to strengthen the contractual requirements to source from certified conflict-free sources wherever possible. Intuit requires the inclusion of similar provisions in its agreements with new suppliers.

Finally, we maintain a company-level grievance mechanism, as described in our Code of Conduct and Ethics, that enables employees to report concerns, including any concerns regarding Intuit's Conflict Minerals supply chain. Intuit also maintains an integrity hotline that third parties can use to report on financial and ethical issues, including issues concerning our Conflict Minerals supply chain. The number for this hotline is 1-877-379-3939.

Step 2: Identify and Assess Risk in the Supply Chain

Intuit relies on the Tier One Suppliers to provide information regarding the 3TG contained in our products, and the Tier One Suppliers are similarly reliant upon information provided by its suppliers. In this process, Intuit used the due diligence tools developed by the Responsible Minerals Initiative (“RMI”), including the RMI’s Conflict Minerals Reporting Template (the “Template”), which is designed to identify the smelters that process the Conflict Minerals in a company’s supply chain.

Intuit reviewed the Templates provided by the Tier One Suppliers for completeness, accuracy and consistency. Intuit compared the identified smelters against the RMI’s standard smelter list and the list of compliant smelters published by RMAP.

We are a member of the Responsible Business Alliance (“RBA”) and the RMI working groups. As a member of RMI, a leading industry program that helps its members to manage risk by improving supply chain transparency with respect to Conflict Minerals, Intuit has access to RMI RCOI data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Intuit’s strategy to respond to the identified risks in its supply chain focuses on implementing requirements that its Tier One Suppliers source the components in the Intuit Payment Devices from smelters certified under RMAP wherever possible. In this regard, where Template responses indicate that suppliers are not using certified conflict-free sources, we engaged with the Tier One Suppliers and/or OEM to encourage them to establish an alternative source of Conflict Minerals. Intuit holds regular meetings with its Tier One Suppliers to discuss and assess whether all of the suppliers in the supply chain are diligently working to get the Template completed in an accurate and timely manner. We also update our Audit and Risk Committee atleast annually on our conflict minerals reporting.

Step 4: Support Independent Third-Party Audit of Supply Chain Due Diligence

Intuit does not have direct relationships with smelters and is many steps removed from the mines, smelters and refiners. We do not perform direct audits of these entities' supply chains for 3TGs. However, Intuit supports the development of, and smelters' participation in, independent third party audits of smelters' sourcing practices, such as the RMAP.

Step 5: Report on Supply Chain Diligence

Intuit is committed to full and transparent disclosure of its efforts to facilitate the sourcing of conflict-free minerals for its products. This CMR is available on Intuit's website at http://www.intuit.com/company/strategic-sourcing/supplier-policies/conflict-minerals/.

Results of Due Diligence

For the 2017 reporting period, we had reason to believe that the Conflict Minerals contained in the Intuit Payment Devices may have originated from the Covered Countries and may not have come from recycled or scrap sources. Intuit exercised vigilant due diligence as described above, on the source and chain of custody of these necessary Conflict Minerals.

Intuit's efforts to determine the mine or location of origin of the Conflict Minerals in the Intuit Payment Devices with the greatest possible specificity consisted of the due diligence measures described in this CMR, including our efforts to seek information from our suppliers using the Template. Based on responses we received from our Tier One Suppliers, 345 smelters were identified in Intuit’s supply chain who source the components from a mix of Covered Countries and non-Covered Countries. All of the identified smelters have been audited by the RMAP.

The table below illustrates our results by providing, for each relevant metal, the number and percentage of identified 3TG smelters that were RMAP compliant.

Conflict Minerals	Total Smelters in Supply Chain	Total RMAP - Compliant Smelters	% of RMAP- Compliant Smelters
Gold	142	128	90
Tantalum	56	56	100
Tin	103	98	95
Tungsten	44	43	98
Grand total	345	325	94

Last year, we disclosed in our CMR that 100% of the identified smelters were RMAP compliant. The decrease in percentage of RMAP compliant smelters in this year's CMR is because we on-boarded an additional Tier One Supplier this year, causing a corresponding increase in the number of smelters. We are working with our recently expanded supply chain to achieve 100% compliance.

Additionally, Intuit cannot be certain that the list of 345 smelters is comprehensive and that there are no other smelters which contribute to the component in Intuit's Payment Devices. Consequently, we are unable to determine that the Conflict Minerals utilized in the Intuit Payment Devices did not originate in the Covered Countries or directly or indirectly benefit armed groups.

Although Intuit requested information from the suppliers at a product level, almost all supplier responses provided information at a company or division level, but not at a product level, and, therefore, the information provided was not necessarily limited to smelters confirmed to be in Intuit’s supply chain. As a result, Intuit is unable to validate whether the facilities identified by the OEMs, which are listed in Annex A below, in fact contributed Conflict Minerals to Intuit Payment Devices.  Annex B below includes an aggregated list of the countries of origin from which the facilities listed in Annex A are believed to source Conflict Minerals, based on information provided by suppliers and RMI, of which Intuit is a member.

Additional Mitigation Efforts

Intuit is committed to responsible sourcing and has been dedicate to ensuring that any Conflict Minerals contained in its products do not finance armed group. Towards this end, Intuit has made notable progress in ensuring that Conflict Minerals are sourced from conflict-free smelters.

Intuit is also a member of the RBA and has developed procedures consistent with the RBA recommendations for responsible sourcing of Conflict Minerals, as set forth in the OECD Guidance. Intuit also attends the bi-weekly RBA Conflict Minerals Due Diligence Calls chaired by the RBA and has implemented the best practices that are relevant to its supply chain that have been developed by the RMI. As an active member of the RBA, Intuit will continue to monitor and implement relevant best practices recommendations from the RBA as well as Conflict Minerals trends that impact Intuit’s business.

Further Intuit:

•	While on-boarding our new Tier One Supplier, included a provision in the supplier contract to ensure that it is committed to responsible sourcing of Conflict Minerals;

•	Conducts benchmarking sessions with manufacturers and other technology companies in Silicon Valley;

•	Sets up webinars with its suppliers to address concerns and questions; and

•	Continues to work with suppliers to see that they have robust due diligence practices.

We also continue to work with our Tier One Suppliers and the RBA to ensure that our Tier One Suppliers continue to make all reasonable efforts to work with OEMs to source from smelters that are compliant with the RMAP.

Finally, while we are pleased with our progress in developing a conflict-free supply chain of Conflict Minerals in our existing products, we may continue to introduce new products, including devices which may contain certain Conflict Minerals necessary to their functionality or production. To that extent, we will continue to take all reasonable efforts to source such Conflict Minerals from smelters that are compliant with the RMAP.

ANNEX A
2017 Facility List

The following is a list of the facilities that the suppliers we surveyed reported as being in their supply chains.

Metal	Standard Smelter Name	Facility Location
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Tantalum	Duoluoshan	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tin	Fenix Metals	POLAND
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Tin	China Tin Group Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Tin	Mineração Taboca S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Gold	PAMP S.A.	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tin	Thaisarco	THAILAND
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Tin	Yunnan Tin Company Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Wahana Perkit Jaya	INDONESIA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tin	CV Ayi Jaya	INDONESIA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten Gmbh	GERMANY
Tungsten	H.C. Starck Smelting Gmbh & Co. KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Minmetals Gao'an Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau Und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho De Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry And Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais E Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais E Ligas S.A.	BRAZIL
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia E Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum And Niobium Gmbh	GERMANY
Tantalum	H.C. Starck Hermsdorf Gmbh	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Smelting Gmbh & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining And Smelting Co., Ltd.	JAPAN
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Quantumclean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-Und Silberscheideanstalt A.G.	GERMANY
Gold	Anglogold Ashanti Corrego Do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral Ng Pilipinas (Central Bank Of The Philippines)	PHILIPPINES
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Caridad	MEXICO
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.P.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts And Refining Gmbh	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals Gmbh & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold And Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining And Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory Of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. Of CBPM	CHINA
Gold	The Refinery Of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/A The Perth Mint)	AUSTRALIA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery Of Zijin Mining Group Co., Ltd.	CHINA

ANNEX B
Countries of origin of the Conflict Minerals that the facilities listed in Annex A process are believed to include the following countries, based on information provided by suppliers and RMI:

L1	L2
Level 1 countries are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.	Level 2 countries are known or plausible countries for smuggling, export out of region or transit of materials containing tantalum, tin, tungsten or gold.
Australia	South Africa*
Austria
Belgium
Bolivia
Brazil
Canada
China
Estonia
Germany
Hong Kong
India
Indonesia
Italy
Japan
Kazakhstan
Korea
Malaysia
Mexico
Netherlands
Peru
Philippines
Poland
Russia
Saudi Arabia
Singapore
Spain
Sweden
Switzerland
Taiwan
Thailand
Turkey
United States of America
Uzbekistan
Vietnam
* Rand Refineries is the only smelter that may be in Intuit's supply chain and that is located in South Africa and is a RMAP compliant smelter